Exhibit 99.2

 First Quarter 2022 Earnings Presentation  May 12, 2022

 Forward-Looking Statements  2  This presentation contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to the future financial performance of Home Point Capital Inc. (“we,” “our,” “us” or the “Company”), our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. Forward-looking statements are not guarantees of future performance, are based upon assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: the effects of the COVID-19 pandemic on our business; our reliance on our financing arrangements to fund mortgage loans and otherwise operate our business; the dependence of our loan origination and servicing revenues on macroeconomic and U.S. residential real estate market conditions; the requirement to repurchase mortgage loans or indemnify investors if we breach representations and warranties; counterparty risk; the requirement to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances; risks related to any subservicer; competition for mortgage assets that may limit the availability of desirable originations, acquisitions and result in reduced risk-adjusted returns; our ability to continue to grow our loan origination business or effectively manage significant increases in our loan production volume; difficult conditions or disruptions in the mortgage-backed securities (“MBS”), mortgage, real estate and financial markets; competition in the industry in which we operate; our ability to acquire loans and sell the resulting MBS in the secondary markets on favorable terms in our production activities; our ability to adapt to and implement technological changes; the effectiveness of our risk management efforts; our ability to detect misconduct and fraud; any failure to attract and retain a highly skilled workforce, including our senior executives; our ability to obtain, maintain, protect and enforce our intellectual property; any cybersecurity risks, cyber incidents and technology failures; material changes to the laws, regulations or practices applicable to reverse mortgage programs operated by the Federal Housing Administration (“FHA”) and the U.S. Department of Housing and Urban Development; our vendor relationships; our failure to deal appropriately with various issues that may give rise to reputational risk, including legal and regulatory requirements; any employment litigation and related unfavorable publicity; exposure to new risks and increased costs as a result of initiating new business activities or strategies or significantly expanding existing business activities or strategies; the impact of changes in political or economic stability or by government policies on our material vendors with operations in India; our ability to fully utilize our net operating loss (“NOL”) and other tax carryforwards; any challenge by the Internal Revenue Service of the amount, timing and/or use of our NOL carryforwards; possible changes in legislation and the effect on our ability to use the tax benefits associated with our NOL carryforwards; the impact of other changes in tax laws; the impact of interest rate fluctuations; risks associated with hedging against interest rate exposure; the impact of any prolonged economic slowdown, recession or declining real estate values; risks associated with financing our assets with borrowings; risks associated with a decrease in value of our collateral; the dependence of our operations on access to our financing arrangements, which are mostly uncommitted; risks associated with the financial and restrictive covenants included in our financing agreements; risks associated with changes in the London Inter-Bank Offered Rate reporting practices and the use of alternative reference rates; our ability to raise the debt or equity capital required to finance our assets and grow our business; risks associated with derivative financial instruments; our ability to comply with continually changing federal, state and local laws and regulations; the impact of revised rules and regulations and enforcement of existing rules and regulations by the Consumer Financial Protection Bureau; the impact of revised rules and regulations and enforcement of existing rules and regulations by state regulatory agencies; our ability to comply with the Government-Sponsored Enterprises (“GSE”), FHA, U.S. Department of Veterans Affairs (“VA”) and U.S. Department of Agriculture (“USDA”) guidelines and changes in these guidelines or GSE and Government National Mortgage Association (“Ginnie Mae”) guarantees; changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies such as Ginnie Mae, the FHA or the VA, the USDA, or GSEs such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, or such changes that increase the cost of doing business with such entities; our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business; our ability to comply with the regulations applicable to our investment management subsidiary; the impact of private legal proceedings; risks associated with our acquisition of mortgage servicing rights; the impact of our counterparties terminating our servicing rights under which we conduct servicing activities; risks associated with higher risk loans that we service; and our ability to foreclose on our mortgage assets in a timely manner or at all. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those listed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as such risk factors may be amended, supplemented, or superseded from time to time by other reports filed by the Company with the Securities and Exchange Commission. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date thereof. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

 3   Quarterly origination volume of $12.6 billion; GOS Margin attributable to channels was 61 bps  First Quarter 2022 Highlights    Financial Performance                  Quarterly net income of $11.9 million ($0.08 per diluted share)                   Quarterly total net revenue of $158.2 million                 Over 3,600 active broker partners in quarter                     Servicing portfolio of $102.0 billion as of March 31, 2021                                      Operational Results                               More than 8,300 Broker Partners at quarter end, 39% year-over-year increase

Delivering on Key Priorities

Scaling and Optimizing our Business

- Increase momentum of broker partner growth and activation
- Accelerate productivity and efficiency initiatives
- Enhance partner experience
- Enhance liquidity position

First Quarter Milestones

- ***Added 364 broker partners***; 3.5% increase in active brokers compared to Fourth Quarter 2021
- ***Reduced quarterly expenses*** by 10% since Fourth Quarter 2021 and 40% year-over-year, driven by 20% quarterly reduction in origination expenses
- Entered agreement to sell assets of delegated correspondent channel, **focusing resources on wholesale channel**
- Sold MSR portfolios totaling ~$435M in proceeds to ***streamline servicing and bolster liquidity***

Driving Home Point Towards a Baseline Return on Equity Target of At Least 15% in Any Market Cycle

Home Point Capital

4

Performance Across the Platform in Q1 2022    5  Total Revenue, Net ($mm)  Funded Origination Volume ($bn)  Mortgage Servicing  Customers (‘000)  Portfolio UPB ($bn)  Third-Party Partners  # of Broker Partners  # of Active Partners  Last twelve months for the period ended March 31st. First quarter 2022 LTM information is derived from a numerical calculation of our fiscal year 2021 financial information plus first quarter 2022 financial information less first quarter 2021 financial information. Home Point Capital does not prepare or present separate LTM financial statements.   20% ROE  91% ROE  Net Income ($mm)  $767

 First Quarter 2022 Financial Results    6  Total revenue, net of $158.2 million, compared to $421.9 million in the first quarter of 2021 and $180.5 million in the fourth quarter of 2021Total expenses of $136.7 million for the first quarter of 2022 were improved 40% versus the prior year quarter and 10% lower than the fourth quarter of 2021. The sequential quarter improvement was due to a 20% reduction in Origination segment direct expensesFirst quarter 2022 net income of $11.9 million, compared to net income of $149.0 million year-over-year and net income of $19.3 million in the fourth quarter of 2021

 Funded Volume by Channel    7  Wholesale Funded Volume ($bn)  Direct Funded Volume($bn)  Correspondent Funded Volume ($bn)  Wholesale funded volume of $9.3 billion in the first quarter of 2022, compared to $19.7 billion in the first quarter of 2021, and $15.0 billion in the fourth quarter of 2021Correspondent volume of $2.7 billion in the first quarter of 2022, versus $8.2 billion year-over-year and $4.5 billion in the fourth quarter of 2021Direct volume of $504 million in the first quarter of 2022, compared to $1.5 billion in the year-ago quarter and $1.0 billion in the prior quarter

 Origination Segment Highlights    8  First quarter Origination segment revenue of $72.8 million compared to $347 million in the first quarter of 2021 and $103 million in the fourth quarter of 2021Gain on sale margin attributable to channels, before giving effect to the impact of capital markets and other activity, was 61 basis points in the first quarter of 2022, compared to 125 basis points in the year-ago quarter and 58 basis points in the fourth quarter of 2021First quarter contribution margin of $(8.4) million, compared to $187 million year-over-year and $2 million in the prior quarterBroker Partners of 8,376 as of March 31, 2022 increased by 2,353 from the end of the first quarter of 2021, and increased by 364 from the end of the fourth quarter of 2021In the first quarter of 2022, we had 3,603 active broker partners, an increase of 3.5% from the fourth quarter and up over 24.1% from the prior year

 Servicing Segment Highlights    9  Loan servicing fees of $81 million in the first quarter of 2022, increased from $70 million year-over-year and down from $84 million in the fourth quarter of 2021Servicing segment adjusted contribution margin in the first quarter of 2022 was $20 million, up from $(37) million in the year-ago quarter and down from $31 million in the prior quarterServicing segment contribution margin was $83 million, up from $65 million year-over-year and an increase from $74 million in the fourth quarter of 2021During the first quarter of 2022, Home Point completed sales of mortgage servicing rights (“MSR”) portfolios of single-family mortgage loans for a total purchase price of approximately $434.5 millionServicing portfolio customers of 349,261, down 12% from the first quarter of 2021, and down 18% compared to the fourth quarter of 2021; the sequential quarter decrease in servicing customers was primarily due to the MSR sales

 Balance Sheet Highlights    10  $656 million of available liquidity at the end of the first quarter of 2022, including $161 million of cash and cash equivalents and $495 million of undrawn capacity from MSR line of credit and other credit facilitiesMSR balance of $1.5 billion as of March 31, 2022, up 36% year-over-year, and in line with the prior quarterTotal assets of $5.2 billion as of March 31, 2022, compared to $8.7 billion as of March 31, 2021, and $7.3 billion as of December 31, 2021Total equity of $783 million as of March 31, 2022, up from $782 million as of March 31, 2021, and $777 million at the end of the fourth quarter of 2021Total warehouse capacity of $6.6 billion as of March 31, 2022

 11  Appendix

 Detailed Income Statement    12

 Detailed Balance Sheet    13

 Volume & Margin Detail by Channel    14

 Summary Segment Results  15

 Non-GAAP to GAAP Reconciliations    16

    To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Adjusted revenue, Adjusted net Income, and Adjusted net margin as “non-GAAP measures,” which management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.We define Adjusted revenue as Total net revenue exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge and adjusted for Income from equity method investment. We define Adjusted net income as Net income (loss) exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge. We exclude changes in fair value of MSRs, net of hedge from each of Adjusted revenue and Adjusted net income (loss) as they add volatility and are not indicative of the Company’s operating performance or results of operation. This adjustment does not include changes in fair value of MSRs due to realization of cash flows, which remain in each of Adjusted revenue and Adjusted net income (loss). Realization of cash flows occurs when cash is collected as customers make scheduled payments, partial prepayments of principal, or pay their mortgage in full. We define Adjusted net margin by dividing Adjusted net income by Adjusted revenue. We believe that the presentation of Adjusted revenue, Adjusted net Income, and Adjusted net margin provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted revenue, Adjusted net Income, and Adjusted net margin provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. The Company measures the performance of the segments primarily on a contribution margin basis. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. However, these measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, or any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.   17  Non-GAAP Financial Measures